Exhibit 10.53

Pursuant to 17 CFR 240.24b-2, confidential information (indicated by [***]) has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

MILESTONE AGREEMENT

dated as of February 18, 2005

among

INDEPENDENCE AIR, INC.,
as Lessee,

FLYi, INC.,

as Guarantor,

and

the BENEFICIARIES
identified on Schedule I hereto

MILESTONE AGREEMENT

THIS MILESTONE AGREEMENT (this “Agreement”), dated as of February 18, 2005, is among INDEPENDENCE AIR, INC. (an “Obligor” or “Lessee”); FLYi, INC. (an “Obligor” or “Guarantor” and together with Lessee, the “Obligors”); and each of the BENEFICIARIES identified on Schedule I hereto and such other Beneficiaries as may from time to time be party hereto.

W I T N E S S E T H:

WHEREAS, the Obligors, General Electric Capital Corporation (“GECC”) and the other Beneficiaries, and certain other parties are concurrently herewith entering into a series of IA Lease Amendments (as defined in Section 1.1);

WHEREAS, as a condition to GECC and the other Beneficiaries entering into the IA Lease Amendments, the Obligors are required to execute and deliver this Agreement; and

WHEREAS, it is in the best interests of the Obligors to execute this Agreement inasmuch as the Obligors will derive substantial direct and indirect benefits from the IA Lease Amendments;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  In addition to the terms defined in the introductory paragraphs to this Agreement, the terms set out below have the following meanings when used in this Agreement, including in the introductory paragraphs:

“Affiliate” means, with respect to any person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Beneficiary” means with respect to each Original Selected Lease, the Beneficiary that is the Owner Participant (as defined in such Original Selected Lease).

“Applicable Law”  means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, and orders, all binding interpretations thereof, and all requirements and mandatory conditions of licenses and permits, of any Governmental Authority, and judgments, decrees, injunctions, writs, orders, or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Loan Participants” means with respect to each Original Selected Lease, the Person or Persons that are the Loan Participants (as defined in such Original Selected Lease).

“Beneficiary” means, individually or collectively, as the context requires, each GE Affiliate that is now or hereafter becomes an Owner Participant (as respectively defined in each IA Lease), including, without limitation, each of the Beneficiaries identified on Schedule I, but only if and so long as such Beneficiary is a GE Affiliate.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City, New York are authorized or required by law to close.

“Cash” means (i) as of any Date of Determination, the amount of “cash and cash equivalents” and “short-term investments” included as such under current assets on the consolidated balance sheet of Lessee and Guarantor as of such Date of Determination prepared in accordance with GAAP and delivered in accordance with Section 2.2 and (ii) as of any Date of Reconciliation, the amount of “cash and cash equivalents” and “short-term investments” included as such under current assets on the consolidated balance sheet of Lessee and Guarantor as of such Date of Reconciliation prepared in accordance with GAAP and delivered in accordance with Section 2.3.  For avoidance of doubt, “Cash” shall not include any cash, cash equivalent or short-term investment which constitutes collateral for any obligation, or which is subject to any reserve requirement or restrictive covenant, or which is committed for any particular purpose, or which otherwise is included as “restricted cash” on such balance sheet.

“Cut-off Date” has the meaning set forth in Section 2.1(a).

“Date of Determination” means the last day of each Test Month.

“Date of Recalculation” means, with respect to each Date of Reconciliation, the later of the date that the Lessee delivers to the Beneficiaries (i) the officer’s certificate required to be provided to the Beneficiaries in accordance with Section 2.3 with respect to such Date of Reconciliation and (ii) the financial statements and Form 10-K or 10-Q, as the case may be, required to be provided to the Beneficiaries in accordance with the applicable IA Lease Documents with respect to such Date of Reconciliation.

“Date of Reconciliation” means the Date of Determination that occurs in each of the following Test Months:  (i) June 2005, (ii) September 2005, (iii) December 2005 and (iv) March 2006.

“EBITDAR” means with respect to Lessee for any period, an amount equal to the sum of (a) operating income of Lessee for such period (excluding one-time and non-recurring charges or gains), (b) depreciation expense of Lessee for such period, (c) amortization expense of Lessee for such period, (d) wage or other non-cash expense associated with the expensing of stock options for such period and (e) aircraft rental expense of Lessee during such period.

“EBITDAR Margin” means (i) as of any Date of Determination, the fraction (expressed as a percentage), the numerator of which is EBITDAR of Lessee for the period of three consecutive calendar months most recently ended on such Date of Determination, and the denominator of which is Lessee’s Passenger Revenue for such period, in each case as determined by reference to the information provided to the Beneficiaries in accordance with Section 2.2 and (ii) as of any Date of Reconciliation, the fraction (expressed as a percentage), the numerator of which is EBITDAR of Lessee for the period of three consecutive calendar months most recently ended on such Date of Reconciliation, and the denominator of which is Lessee’s Passenger Revenue for such period, in each case as determined by reference to the information provided to the Beneficiaries in accordance with Section 2.3.

“Existing Early Termination Agreement” means that certain Omnibus Amendment Agreement dated as of February 11, 2005, among Lessee, certain of the Beneficiaries, Guarantor, Export Development Canada and the other parties party thereto.

“GAAP” means generally accepted accounting principles.

“GE Affiliate” means GECC and each Affiliate of GECC.

“Governmental Authority” means any (a) governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

“IA Lease” means, individually or collectively as the context requires, the Lease Agreements listed on Schedule II.

“IA Lease Amendment” means, with respect to each IA Lease, the Agreement to Amend Operative Documents relating to such IA Lease, dated as of the date hereof, among Lessee, Guarantor, the Applicable Beneficiary, the Applicable Loan Participant and the other parties thereto.

“IA Lease Documents” means, with respect to each IA Lease, the “Operative Documents” as such term is defined in such IA Lease.

“Milestone Guaranty” means the Guaranty relating to this Agreement, dated as of the date hereof, issued by Guarantor in favor of the Beneficiaries.

“OAA” has the meaning set forth in Section 2.1(c).

“Original Selected Lease” has the meaning set forth in Section 2.1(a).

“Passenger Revenue” means, for any period, all “passenger revenues” included as such on the statement of operations of Lessee for such period prepared in accordance with GAAP.

“Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Governmental Authorities, organizations, associations, corporations, limited liability companies or any committees, departments, authorities and other bodies thereof, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Termination Date” has the meaning set forth in Section 2.1(a).

“Termination Notice” has the meaning set forth in Section 2.1(a).

“Termination Option” has the meaning set forth in Section 2.1(a).

“Test Month” means each of the calendar months listed under the column entitled “Test Month” in the table which is part of the Trigger Event definition.

“Trigger Event” means

(i) with respect to any Test Month, that one or more of the following has occurred:  (a) the EBITDAR Margin (as defined in clause (i) of the definition thereof), as of the Date of Determination in such Test Month, shall not be at least equal to the amount specified in the table below opposite such Test Month in the column entitled “EBITDAR Margin”; (b) the amount of Cash (as defined in clause (i) of the definition thereof), as of the Date of Determination in such Test Month, shall not be at least equal to the amount specified in the table below opposite such Test Month in the column entitled “Cash”; or (c) Lessee shall not have provided GECC with the information and certifications required to be delivered by Lessee to GECC pursuant to Section 2.2 for such Test Month by the date which is 10 days following the date such information is required to be delivered by such Section 2.2 (for the avoidance of doubt, a Trigger Event under this clause (i)(c) shall occur if the information required to be delivered is not delivered on or prior to the thirtieth (30th) day following the last day of the calendar month to which it relates); and

(ii) with respect to any Date of Reconciliation, that one or more of the following has occurred:  (a) the EBITDAR Margin (as defined in clause (ii) of the definition thereof), as of such Date of Reconciliation, shall not be at least equal to the amount specified in the table below opposite the Test Month in which such Date of Reconciliation occurred in the column entitled “EBITDAR Margin”; (b) the amount of Cash (as defined in clause (ii) of the definition thereof), as of such Date of Reconciliation, shall not be at least equal to the amount specified in the table below opposite the Test Month in which such Date of Reconciliation occurred in the column entitled “Cash”; or (c) Lessee shall not have provided GECC with the information and certifications required to be delivered by Lessee to GECC pursuant to Section 2.3 for such Date of Reconciliation by the date required by such Section 2.3.

Test Month	EBITDAR Margin		Cash
June 2005	[***]	%	$	[***]
September 2005	[***]	%	$	[***]
October 2005	[***]	%	$	[***]
November 2005	[***]	%	$	[***]
December 2005	[***]	%	$	[***]
January 2006	[***]	%	$	[***]
February 2006	[***]	%	$	[***]
March 2006	[***]	%	$	[***]

Section 1.2             Interpretive Provisions.  For purposes of this Agreement:  (a)  the foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms; (b) all terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein; (c) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (j) references to any Person include that Person’s successors and permitted assigns; and (k) headings are for convenience of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II
TRIGGER EVENTS

Section 2.1             Trigger Events.

(a)           If, at any time, a Trigger Event with respect to any Test Month or Date of Reconciliation shall have occurred, the Beneficiaries shall have the option (such option, a “Termination Option”) to terminate any one IA Lease (such IA Lease, the “Original Selected Lease”) selected by the Beneficiaries in their sole discretion.  Any such termination shall occur on the Business Day which is the first Business Day to occur on or next following the forty-fifth (45th) day (any such day, a “Termination Date”) following the delivery of written notice (a

“Termination Notice”) to Lessee.  In order to exercise a Termination Option (it being understood that a Termination Option may be exercised each time that a Trigger Event occurs with respect to a Test Month or a Date of Reconciliation (if no Termination Notice has previously been given for such Test Month), as the case may be, and therefore up to eight Trigger Events could occur pursuant to this Agreement), the Applicable Beneficiary must deliver a Termination Notice to Lessee (i) with respect to any Test Month with respect to which a Trigger Event occurs, within ninety (90) days after the receipt by GECC of the information relating to such Test Month required to be delivered to it by Lessee pursuant to Section 2.2 or (ii) with respect to any Date of Reconciliation, within ninety (90) days after the Date of Recalculation relating to such Date of Reconciliation (the last day of any such ninety (90) day period, the “Cut-off Date”).  Such Termination Notice shall reference the Test Month or the Date of Reconciliation, as the case may be, with respect to which such Trigger Event occurred and shall identify the Original Selected Lease and the applicable Termination Date.  Any such Termination Notice delivered by an Applicable Beneficiary shall be irrevocable, unless otherwise agreed by the Lessee.

(b)           At any time during the term of this Agreement, the Obligors agree, immediately upon request by one or more Beneficiaries, to negotiate in good faith with such Beneficiaries and the other applicable parties an omnibus amendment agreement (an “OAA”) relating to an Original Selected Lease with a goal of entering into such OAA on or before the occurrence of the Cut-Off Date relating to the Trigger Event giving rise to a Termination Option.  Any such OAA shall contemplate the termination of such Original Selected Lease on the Termination Date specified, or to be specified, in the Termination Notice delivered, or to be delivered, in connection with such Trigger Event.  Each OAA entered into pursuant hereto shall be on substantially the same terms as provided for in the Existing Early Termination Agreement, except that (i) the effective date for the early termination of the applicable Original Selected Lease shall be the Termination Date referenced in the applicable Termination Notice and (ii) other than with respect to the IA Lease identified in position 1 on Schedule II, references to make whole will be changed to breakage such that Lessee shall have no liability for breakage under § 3(c) (except following the occurrence of an event of loss) or § 15 of such Original Selected Lease.

(c)           Each of the Obligors agrees to promptly and duly execute and deliver to the Beneficiaries such further documents and assurances and take such further action as any such Beneficiary from time to time reasonably requests in order to carry out more effectively the intent of this Agreement and to establish and protect the rights created or intended to be created in favor of any such Beneficiary hereunder.

(d)           With respect to each ACAH Guaranty (as respectively defined in each IA Lease) provided by the Guarantor, although such Guaranty provides that the Guarantor’s obligations shall not be affected by any amendment, modification or other change in, or supplement to, any of the Guaranteed Documents (as defined in such ACAH Guaranty) or any other agreement, the Guarantor nevertheless confirms and agrees that such ACAH Guaranty shall remain in full force and effect after giving effect to this Agreement and any termination effected pursuant hereto.

Section 2.2             Information Deliverables.

(a)           Lessee shall deliver to GECC, within 20 days after the end of each calendar month, a consolidated balance sheet of Lessee and Guarantor as of the end of such calendar month and a related statement of operations of Lessee for the period of such calendar month, setting forth, in each case, in comparative form the figures for the previous two calendar months (or, in the case of the balance sheet, as of the end of the previous two calendar months), in each case, prepared in accordance with GAAP consistently applied, all in reasonable detail and certified by the chief financial officer of Lessee as (i) having been prepared in accordance with GAAP (subject to changes resulting from year-end adjustments and having been prepared with no notes) and (ii) fairly presenting the consolidated financial position of Lessee and Guarantor as of such date and the results of operations of Lessee for the period ended on such date.

(b)           Simultaneously with the delivery of the financial statements specified in Section 2.2(a) above at the end of any Test Month, Lessee shall deliver to GECC, an officer’s certificate of the Chief Financial Officer of Lessee certifying as to the EBITDAR Margin and Cash as of the most recently occurring Date of Determination and setting forth in reasonable detail the calculations used by Lessee to determine such EBITDAR Margin and Cash.

Section 2.3             Reconciliation Events.

(a)           In addition to the information required to be delivered pursuant to Section 2.2, simultaneously with the delivery of the audited and unaudited financial statements, as the case may be, and the Forms 10-Q and 10-K, as the case may be, delivered to the applicable Beneficiaries pursuant to the terms of applicable IA Lease Documents with respect to each Date of Reconciliation, Lessee shall deliver to GECC, an officer’s certificate of the Chief Financial Officer of Lessee certifying as to the EBITDAR Margin and Cash as of the Date of Reconciliation based on such financial statements and Form 10-K or 10-Q, as the case may be, and setting forth in reasonable detail the calculations used by Lessee to determine such EBITDAR Margin and Cash.

(b)           In the event that a Trigger Event shall have occurred, as of any Date of Reconciliation, the Beneficiaries shall be entitled to exercise their rights pursuant to, and in accordance with, Section 2.1, notwithstanding any previous determination that no Trigger Event had occurred as of any Date of Determination based on information provided pursuant to Section 2.2.  For the avoidance of doubt, if on a Date of Reconciliation, a previously believed to have occurred Trigger Event with respect to a Test Month is determined not to have existed and the Beneficiaries have not previously delivered a Termination Notice with respect to such Test Month, the Beneficiaries shall not have the right to deliver a Termination Notice for such Test Month and (ii) if on a Date of Reconciliation, a previously believed to have occurred Trigger Event with respect to a Test Month is determined not to have existed and the Beneficiaries have previously delivered a Termination Notice with respect thereto in accordance herewith, the fact that such Trigger Event did not in fact occur shall in no way affect the effectiveness of such Termination Notice or the rights and obligations of the parties hereunder with respect thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1             Representations and Warranties.  Each of the Obligors represents and warrants to each Beneficiary as set forth below.

(a)           Such Obligor is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization.

(b)           This Agreement has been duly authorized, executed, and delivered by such Obligor and, assuming due authorization, execution, and delivery by the other parties hereto, is a legal, valid, and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.  Such Obligor’s execution and delivery of, and performance of its obligations under, this Agreement do not and will not violate its articles of incorporation or by-laws, do not and will not contravene any existing law, governmental rule or regulation, judgment, or order applicable to or binding on such Obligor, and do not and will not contravene any provision of, or constitute a default under, any contract to which such Obligor is a party or by which it or any of its properties is bound, and do not and will not require the consent or approval of its stockholders or any trustee or holders of any indebtedness or obligations of such Obligor, except such as have been duly obtained.

(c)           Neither Obligor’s execution and delivery of this Agreement, nor Obligor’s consummation of any of the transactions contemplated hereby, requires the consent or approval of, giving of notice (other than subsequent reporting requirements) to, registration with, or taking of any other action in respect of, any Governmental Authority, except any which are in full force and effect.

ARTICLE IV

INDEMNITY/EXPENSES

Section 4.1             Indemnity Obligation.  Lessee agrees to indemnify and hold harmless on a net after-tax basis each Beneficiary, and each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (hereinafter in this Article IV referred to individually as an “Indemnitee,” and, collectively, as “Indemnitees”) against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys’ fees, disbursements and other charges) (for the purposes of this Article IV the foregoing are collectively called “Losses”) incurred or suffered by any of the Indemnitees arising out of, or relating to Lessee’s failure to perform its obligations under this Agreement or the breach of any representation or warranty in this Agreement or the exercise or enforcement of any of the terms, rights or remedies hereunder, (but excluding any such Losses to the extent incurred by reason of (i) the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below), or (ii) breaches by such Indemnitee of this Agreement).  For purposes of subclause (i) above, an Indemnitee shall be considered a “related” Indemnitee with respect to another Indemnitee if such Indemnitee is an Affiliate or employer of such other Indemnitee or a director, officer, employee or agent of such other Indemnitee, or a successor or assignee of such other Indemnitee.

Section 4.2             Expenses.  Lessee shall pay or reimburse each Beneficiary for all reasonable legal fees and expenses of outside counsel in connection with preparation, negotiation, execution and delivery hereof and the transactions contemplated hereby including all reasonable fees and expenses incurred by the Beneficiaries and/or any Applicable Loan Participant with respect to the termination of any Selected Lease (whether or not such transactions are consummated).

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1             Binding on Successors and Assigns; Assignment of Agreement; Mergers, Sales of Assets, Etc.

(a)           This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective permitted successors and permitted assigns; provided, however, that, except in connection with a transaction permitted pursuant to Section 5.1(b) hereof or Section 10(b) of the Milestone Guaranty, the Obligors may not assign any of their obligations hereunder without the prior written consent of the Beneficiaries, and no Beneficiary may assign any of its rights or obligations hereunder except, in connection with an assignment of such Beneficiary’s interest under any IA Lease Document, to a GE Affiliate.

(b)           Lessee shall not consolidate with or merge into any other Person, or sell, convey, lease, or otherwise transfer all or substantially all of its assets as an entirety (whether in one transaction or a series of transactions) to any Person (a “Reorganization Transaction”), unless:

(1)           the Person formed by such consolidation or surviving such merger, or the Person who acquires by sale, conveyance, transfer, or lease all or substantially all of Lessee’s assets as an entirety (the “Successor”) is a U.S. Citizen (as defined in the IA Leases) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code;

(2)           the Successor executes and delivers to the Beneficiaries an agreement, in form and substance reasonably satisfactory to the Beneficiaries, containing an assumption by the Successor of the due and punctual performance and observance of Lessee’s obligations under this Agreement;

(3)           the Milestone Guaranty shall remain in full force and effect (unless the Guarantor is the Successor) in respect of the obligations of the Successor hereunder; and (4) the Successor delivers to the Guaranteed Parties a certificate, signed on its behalf by an authorized officer, stating that the conditions precedent set forth in clauses (b)(1), (b)(2),  and (b)(3) have been complied with and an opinion of counsel for the Lessee or for the Successor, from counsel and in form and substance reasonably satisfactory to the Beneficiaries, (aa) stating that the agreements entered into to effect such consolidation, merger, sale, conveyance, transfer, or lease and such assumption agreement have been duly authorized, executed, and delivered by the Successor and that they (and this Agreement so assumed) and the Milestone Guaranty constitute legal, valid, and binding obligations of the Successor and the Guarantor, as the case may be, enforceable in accordance with their terms (in the case of this Agreement, to the same extent as this Agreement was enforceable against Lessee and Guarantor immediately prior to such transaction and, in the case of the Milestone Guaranty, to the same extent as the Milestone Guaranty was enforceable against the Guarantor immediately prior to such transaction), (bb) stating that all conditions precedent that are legal in nature provided for in this Agreement and relating to such transaction have been fulfilled, and (cc) containing such other matters as GECC reasonably requests.

Upon any such consolidation, sale, conveyance, merger, transfer, or lease, the Successor shall succeed to, shall be substituted for, and may exercise every right and power of Lessee under this Agreement, with the same effect as if the Successor had been named as Lessee herein.  No such merger or consolidation or conveyance, sale, transfer, or lease of all or substantially all Lessee’s assets as an entirety shall have the effect of releasing Lessee (or any Successor) from its liability under this Agreement.  Lessee shall pay all reasonable out of pocket expenses of the Beneficiaries in respect of such transfer.

Section 5.2             Amendments, etc.  No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Obligors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiaries and the Obligors, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.3             Notices.  All requests, demands, notices, and other communications hereunder shall be in writing (including telecopies), shall be in English, shall be effective on delivery, and shall be addressed as follows (or to such other address as any such person shall designate by notice to each other such person):

To Lessee:

Independence Air, Inc.

45200 Business Court, Suite 100

Dulles, VA 20166
Attention: Chief Financial Officer
Telecopy: (703) 650 6294

To Guarantor:	FLYi, Inc.
45200 Business Court, Suite 100
Dulles, VA 20166
Attention: Chief Financial Officer
Telecopy: (703) 650 6294

To the Beneficiaries:	c/o GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, CT 06927
Attention: Head of Portfolio and
Risk Management
Telecopy: (203) 357 6680

Section 5.4             No Waiver; Remedies.  No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

Section 5.5             Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.6             Entire Agreement.  This Agreement and the Milestone Guaranty constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Section 5.7             Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Section 5.8             Governing Law; Submission to Jurisdiction; Venue.

(a)           This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York.

(b)           Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to, or in connection with, this Agreement may be brought and determined in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, and each of the parties hereto hereby irrevocably accepts with regard to any such action or proceeding, for itself and in respect of its properties, generally and unconditionally, the nonexclusive jurisdiction of those courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense or counterclaim, or otherwise, in any such action or proceeding, any claim that it is not personally subject to the jurisdiction of the foregoing courts, that it or its property is exempt or immune from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, or otherwise), and, to the extent permitted by law, that the suit, action, or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such courts, and further irrevocably waives, to the extent permitted by law, the benefit of any defense that would hinder or delay the levy, execution, or collection of any amount to which any party hereto is entitled pursuant to a final judgment of any court having jurisdiction (provided, that this sentence shall not waive any requirement of service of process).  Nothing herein shall affect any Beneficiary’s right to commence legal proceedings or otherwise proceed against an Obligor in any other jurisdiction in which such Obligor shall be subject to suit.  Each of the parties consents to service of process to its address as set forth in Section 5.3.

Section 5.9             WAIVER OF TRIAL BY JURY.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature page follows]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

INDEPENDENCE AIR, INC., as Lessee

By:
Name:
Title:

FLYi, INC., as Guarantor

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Beneficiary

By:
Name:
Title:

WINDY CITY HOLDINGS, INC., as Beneficiary

By:
Name:
Title:

AFS INVESTMENTS XI, INC., as Beneficiary

By:
Name:
Title:

AFS INVESTMENTS XLI LLC, as Beneficiary

By: AFS INVESTMENTS XLI, INC., its Member

By:
Name:
Title:

Signature Page - Milestone Agreement]